Exhibit 99.1

Longeveron® Announces U.S. FDA Grants Fast Track Designation for Lomecel-BTM for the Treatment of Mild Alzheimer’s Disease

– FDA designation enables expedited clinical development and regulatory review timelines for Lomecel-B™ –

– Second designation received for Lomecel-BTM for the treatment of mild Alzheimer’s Disease after Regenerative Medicine Advanced Therapeutics (RMAT) Designation announced on July 9, 2024 –

– Phase 2a Lomecel-BTM data in mild Alzheimer’s Disease selected for Featured Research Session oral presentation and poster presentation at upcoming Alzheimer’s Association International Conference® (AAIC) –

MIAMI, July 17, 2024 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for life-threatening and chronic aging-related conditions, today announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to Lomecel-BTM for the treatment of mild Alzheimer’s Disease. Lomecel-BTM is a proprietary, scalable, allogeneic, investigational cellular therapy being evaluated across multiple indications, including Alzheimer’s Disease (Phase 2a completed), Aging-related Frailty (Phase 2b completed) and hypoplastic left heart syndrome (HLHS) (Phase 2b ongoing).

“Fast Track designation is another important milestone for Longeveron and Lomecel-BTM, which, along with the recent granting of Regenerative Medicine Advanced Therapy (RMAT) designation, recognizes the critical need to quickly advance novel, safe and effective investigational treatments for Alzheimer’s Disease, which has a devastating impact on patients and their families,” said Wa’el Hashad, Chief Executive Officer of Longeveron. “Alzheimer’s Disease is a neurodegenerative disorder that leads to progressive memory loss and death, and its tremendous impact on our aging population is exacerbated by a lack of therapeutic options that slow disease progression or improve cognitive function. We believe that Lomecel-BTM, which demonstrated an overall slowing/prevention of disease worsening compared to placebo in the CLEAR MIND Phase 2a clinical trial, has the potential to become an important treatment option for physicians and patients, and we look forward to sharing the latest data with the Alzheimer’s Disease research and patient communities at AAIC 2024.”

The FDA’s Fast Track designation process is designed to facilitate the development and expedite the review of new therapies intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs. Investigational therapies that receive Fast Track designation may be eligible for Priority Review if relevant criteria are met at the time of application submission to FDA, and rolling FDA review.

The Fast Track designation granted to the Lomecel-BTM Alzheimer’s Disease program is the fifth special regulatory designation received for Lomecel-BTM. The Lomecel-BTM Alzheimer’s Disease program has also been granted Regenerative Medicine Advanced Therapy (RMAT) designation by the FDA, while the Lomecel-BTM HLHS program has received three FDA designations: Orphan Drug designation, Fast Track designation and Rare Pediatric Disease designation.

Upcoming Presentation at the Alzheimer’s Association International Conference® (AAIC)

The Fast Track designation and continued clinical development of Lomecel-BTM are based upon positive topline data reported from the Phase 2a CLEAR MIND clinical trial. Full results from the CLEAR MIND clinical trial evaluating Lomecel-BTM in mild Alzheimer’s Disease have been selected for a Featured Research Session oral presentation and poster presentation at AAIC, taking place July 28 – August 1, 2024, in Philadelphia and online. Longeveron Co-Founder, Chief Scientific Officer and Chairman Joshua M. Hare, MD, FACC, FAHA, was invited to chair this Featured Research Session.

Details of the presentations at AAIC are as follows:

Oral Presentation

Date: Sunday, July 28, 2024

Time: 4:15 pm – 5:45pm EDT

Session: Featured Research Session, 1-32-FRS-B

Title: Results from a Phase 2a Proof-of-Concept Double-Blind, Randomized, Placebo-Controlled Trial of Lomecel-BTM in Mild Alzheimer’s Disease Dementia

Poster Presentation

Date: Tuesday, July 30, 2024

Time: 7:30am – 4:15pm EDT

Session: In-Person Posters Tuesday; Drug Development

Topic: MRI Imaging results in the CLEAR MIND phase 2a clinical trial of Lomecel-BTM

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an investigational allogeneic medicinal signaling cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s Disease, and Aging-related Frailty. Lomecel-BTM development programs have received five separate and distinct FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the Alzheimer’s Disease program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects and include, but are not limited to, the potential for Lomecel-BTM to be an effective treatment for mild Alzheimer’s Disease or achieve U.S. FDA approval under the Fast Track designation program. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, market and other conditions, our limited operating history and lack of products approved for commercial sale; adverse global conditions, including macroeconomic uncertainty; inability to raise additional capital necessary to continue as a going concern; our history of losses and inability to achieve profitability going forward; the absence of FDA-approved allogenic, cell-based therapies for Aging-related Frailty, Alzheimer’s Disease, or other aging-related conditions, or for HLHS or other cardiac-related indications; ethical and other concerns surrounding the use of stem cell therapy or human tissue; our exposure to product liability claims arising from the use of our product candidates or future products in individuals, for which we may not be able to obtain adequate product liability insurance; the adequacy of our trade secret and patent position to protect our product candidates and their uses: others could compete against us more directly, which could harm our business and have a material adverse effect on our business, financial condition, and results of operations; if certain license agreements are terminated, our ability to continue clinical trials and commercially market products could be adversely affected; the inability to protect the confidentiality of our proprietary information, trade secrets, and know-how; third-party claims of intellectual property infringement may prevent or delay our product development efforts; intellectual property rights do not necessarily address all potential threats to our competitive advantage; the inability to successfully develop and commercialize our product candidates and obtain the necessary regulatory approvals; we cannot market and sell our product candidates in the U.S. or in other countries if we fail to obtain the necessary regulatory approvals; final marketing approval of our product candidates by the FDA or other regulatory authorities for commercial use may be delayed, limited, or denied, any of which could adversely affect our ability to generate operating revenues; we may not be able to secure and maintain research institutions to conduct our clinical trials; ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations; if we receive regulatory approval of Lomecel-B™ or any of our other product candidates, we will be subject to ongoing regulatory requirements and continued regulatory review, which may result in significant additional expense; being subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our therapeutic candidates; reliance on third parties to conduct certain aspects of our preclinical studies and clinical trials; interim, “topline” and preliminary data from our clinical trials that we announce or publish from time to time may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data; the volatility of price of our Class A common stock; we could lose our listing on the Nasdaq Capital Market; provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our Class A common stock; we have never commercialized a product candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize any products on our own or together with suitable collaborators; and in order to successfully implement our plans and strategies, we will need to grow our organization, and we may experience difficulties in managing this growth. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 27, 2024, as amended by the Annual Report on Form 10-K/A filed March 11, 2024, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Derek Cole

Investor Relations Advisory Solutions

derek.cole@iradvisory.com

Media Contact:

Andrea Cohen

Sam Brown Inc. Healthcare Communications

andreacohen@sambrown.com

(917) 209-7163